EXHIBIT 10(b)

STAR ENERGY CORPORATION
2007 STOCK OPTION PLAN

FORM OF
NON-QUALIFIED STOCK OPTION AGREEMENT

Granted {DATE 1}

This Non-Qualified Stock Option Agreement evidences the grant of a Non-Qualified Stock Option (“Option”) to {NAME} (the “Participant”) pursuant to Article VI of the Star Energy Corporation 2007 Stock Option Plan (the “Plan”). This Agreement also describes the terms and conditions of the Option evidenced by this Agreement.

1.

Grant of Options. In consideration of the services rendered to Star Energy Corporation (the “Company”) and/or its Subsidiaries by the Participant, the Company hereby grants to the Participant an Option to purchase all or any part of a total of {NUMBER} Shares of the Company’s Stock at a price of ${PRICE} per Share (“Option Price”). This Option is granted as of {DATE 1} (“Award Date”). This Option is granted pursuant to the Plan and is subject to the terms thereof.

2.	Term.

(a)	Normal Term. The term of this Option is ten years, until {DATE 2}; provided, however, that this Option may be terminated earlier as provided below.

(b)	Early Termination. This Option will terminate upon any of the following events:

(i)	Death. This Option will terminate one year after the death of the Participant if the Participant dies while in Company Service (as defined in Paragraph 7).

(ii)

Disability. This Option will terminate one year after the Participant ceases Company Service (as defined in Paragraph 7) on account of the Participant’s disability within the meaning of Section 22(e)(3) of the Internal Revenue Code (“Disability”).

(iii)

Other Cessation of Company Service. Except as provided in the preceding provisions of this Paragraph 2(b), (1) this Option will terminate on the date the Participant’s Company Service (as defined in Paragraph 7) (A) ceases at the Company’s or a Subsidiary’s instigation for “cause,” or (B) is terminated by the Participant for any reason other than death or Disability, and (2) this Option will terminate six months after the date the Participant’s Company Service ceases at the Company’s or a Subsidiary’s instigation for reasons other than for “cause.” For purposes of this paragraph, “cause” shall mean continued neglect of duty, willful and material misconduct in connection with the performance of the Participant’s duties and obligations, and any other conduct of the Participant involving moral turpitude, commission of a crime or habitual drunkenness or drug abuse, that would make retention of the Participant in his position with the Company or any of its Subsidiaries prejudicial to the Company’s or a Subsidiary’s best interests.

3.     Exercise.

(a)	Exercisability. This Option is first exercisable, in whole or in part, on and after the applicable time provided below:

(i)	Subject to earlier exercisability as provided in (ii) below, this Option shall become exercisable as follows: {VESTING SCHEDULE}

(ii)

If a Change in Control occurs after the Award Date, before the expiration date of this Option and during the continuation of the Participant’s Company Service (as defined in Paragraph 7), this Option may first be exercised (to the extent not already exercisable), in whole or in part, on the date such Change in Control occurs.

(b)

By Whom Exercisable. During the Participant’s lifetime, this Option may be exercised only by the Participant or, where this Option has been transferred to a family member, family trust or family partnership pursuant to Paragraph 5, the family member, the trustee of the family trust or the general partner of the family partnership. To the extent this Option has not been transferred to a family member, family trust or family partnership pursuant to Paragraph 5, if the Participant dies prior to the expiration date of this Option without having exercised this Option as to all of the Shares covered thereby for which rights have not been transferred, this Option may be exercised, to the extent of the Shares with respect to which this Option could have been exercised by the Participant immediately prior to his or her death, by the estate or a person who acquired the right to exercise this Option (or untransferred portion thereof) by bequest or inheritance from, or by reason of the death of, the Participant. To the extent this Option has been transferred to a family member pursuant to Paragraph 5 and the transferee family member dies prior to the expiration date of this Option without having exercised this Option as to all of the Shares covered thereby, the transferred portion of this Option may be exercised, to the extent of the Shares with respect to which this Option could have been exercised by the family member if such family member were still living, by the transferee family member’s estate or a person who acquired the right to exercise this Option by bequest or inheritance from, or by reason of the death of, the transferee family member. To the extent this Option has been transferred to a family trust or family partnership pursuant to Paragraph 5 and the family trust or family partnership has terminated or otherwise distributed this Option to its beneficiaries or partners prior to the expiration date of this Option without having exercised this Option as to all of the Shares covered thereby, the transferred portion of this Option may be exercised, to the extent of the Shares with respect to which this Option could have been exercised by the trustee of the family trust or general partner of the family partnership if the family trust or family partnership were still in existence, by the person who acquired the right to exercise this Option by distribution from the family trust or partnership.

(c)

Exercise. This Option shall be exercised by delivery on any business day to the Company of a Notice of Exercise in the form attached to this Agreement accompanied by payment of the Option Price as provided in Paragraph 4 and payment in full, to the extent required by Paragraph 12 and applicable law, of the amount of any tax the Company is required to withhold as a result of such exercise.

4.

Payment of Option Price. The Option Price will be payable in full upon exercise of this Option to purchase Shares, and such Option Price may be paid either in cash, or in Shares of Stock (valued for such purpose at Fair Market Value on the date of exercise) or in a combination of cash and Stock. Payment hereunder may also be made in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time.

5.

Transferability. This Option may not be transferred by the Participant except by will or by the laws of descent and distribution or by a transfer, in whole or in part, without consideration by gift to a member or members of the Participant’s “immediate family,” as such term is defined under Exchange Act Rule 16a-l(e), or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s family. For purposes hereof, “family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee) or a trust in which these persons have more than fifty percent of the beneficial interest. No transfer of this Option in whole or in part by gift to a family member shall be effective until the Company receives written notice of such transfer in a form acceptable to it.

6.	Forfeiture. This Option shall be forfeited to the extent it is not exercisable at the time of the Participant’s cessation of Company Service (as defined in Paragraph 7).

7.	Company Service.

(a)

For purposes hereof, “Company Service” means service as an Employee and/or Non-Employee Director. Notwithstanding any contrary provision or implication herein, in determining cessation of Company Service for purposes hereof, transfers between the Company and/or any Subsidiary shall be disregarded and shall not be considered a cessation of Company Service, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded and shall not be considered a cessation of Company Service.

(b)

Nothing under the Plan or in this Agreement shall confer upon the Participant any right to continue Company Service or in any way affect any right of the Company to terminate the Participant’s Company Service without prior notice at any time for any or no reason.

8.

Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”) covering the Shares of Stock of the Company, which are the subject of and may be issued pursuant to this Agreement, at all times during which this Option is exercisable and there is no applicable exemption under the Securities Act from registration of such Shares; provided, however, that this Option shall not be exercisable for Stock at any time if its exercise would cause the Company to be in violation of any applicable provisions of the federal or state securities law.

9.

Administration of Plan. The Plan is administered by a Committee appointed by the Company’s Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding options, and to require of any person exercising this Option, at the time of such exercise, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any state, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder or by reason of the tax laws of any state. All such Committee determinations shall be final, conclusive, and binding upon the Company and the Participant.

10.

Capital Adjustments. The number and class of Shares covered by this Option, and the Option Price thereof, shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of Shares is changed without the receipt or payment of consideration by the Company.

11.

Rights as a Shareholder. The Participant, or a transferee of this Option, shall have no rights as a shareholder with respect to any Shares subject to this Option until the date of the exercise of this Option for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date of such exercise, except as provided in Paragraph 10 hereof.

12.

Withholding Taxes. The Company, or one of its Subsidiaries, shall have the right to withhold any federal, state or local taxes required to be withheld by law with respect to the exercise of this Option. The Participant will be required to pay the Company, as appropriate, the amount of any such taxes which the Company, or one of its Subsidiaries, is required to withhold. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to or to become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes; or to retain and withhold a number of Shares of Stock having a Fair Market Value on the date of exercise not less than the amount of such taxes, and cancel any such Shares so withheld, in order to reimburse the Company for any such taxes.

13.	Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

14.	Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, and legal representatives of the respective parties.

15.

Prohibition Against Pledge, Attachment, etc. Except as otherwise provided herein, this Option, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

16.

Not Intended to be an Incentive Stock Option. This Option is not intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code, and the provisions hereof shall be construed consistent with that intent.

17.	Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

To evidence their agreement to the terms and conditions of this Option, the Company and the Participant have signed this Agreement as of the date first above written.

STAR ENERGY CORPORATION: PARTICIPANT:	By: ____________________________________ Its: ____________________________________ _________________________________________ {NAME}

NOTICE OF EXERCISE

Star Energy Corporation
317 Madison Avenue — 21st Floor
New York, NY 10017

Attention: Secretary

I hereby exercise my Option pursuant to that certain Non-Qualified Stock Option Agreement dated {DATE 1} (the “Stock Option Agreement”) awarded under the Star Energy Corporation 2007 Stock Option Plan (the “Plan”), subject to all of the terms and conditions of the Stock Option Agreement and the Plan referred to therein, and hereby notify you of my election to purchase the following stated number of Shares of Stock of Star Energy Corporation, a Nevada corporation (the “Company”), from the award therein as indicated below at the following stated Option Price per Share.

Number of Shares -	Option Price per Share - $	Total Option Price - $

If this Notice of Exercise involves fewer than all of the Shares that are subject to option under the Stock Option Agreement, I retain the right to exercise my option for the balance of the Shares remaining subject to option, all in accordance with the terms of the Stock Option Agreement.

I agree to provide the Company with such other documents and representations as it deems appropriate in connection with this option exercise.

Payment of Exercise Price.
[ ] (1) This Notice of Exercise is accompanied by a check in the amount of $________; and/or
[ ] (2) This Notice of Exercise is accompanied by a certificate for _________ Shares of Stock, with a duly executed stock power, having an aggregate Fair Market Value on the date of exercise equal to the amount of the above Total Option Price, in payment of the total exercise price for the Shares; and/or
[ ] (3) Payment of the Total Option Price will be made by cashless exercise in accordance with the Company’s cashless exercise procedures as in effect on the date hereof.

Tax Withholding. Subject to any satisfaction of tax withholding pursuant to the next paragraph, I hereby authorize the Company (and any of its Subsidiaries) to withhold from my regular pay or any extraordinary pay from the Company (and any of its Subsidiaries) the applicable minimum amount of any taxes required by law and the Stock Option Agreement to be withheld as a result of this exercise, to the extent not satisfied by the following: [  ] (1) my attached check in the amount of $________, and/or [  ] (2) the attached certificate for _________ Shares of Stock, with a duly executed stock power, having a value (based on the Stock’s Fair Market Value on the date of exercise) of $________ per Share in full or partial payment of taxes the Company (and any of its Subsidiaries) is required to withhold with respect to this option exercise.

[  ] [Check only if desired]  I request that the Company withhold from the Shares of Stock otherwise to be issued to me in connection with this exercise a sufficient number of Shares of Stock having a value (based on the Stock’s Fair Market Value on the date of exercise) needed to satisfy the payment of [  ] all or [  ] $________ of the applicable minimum amount of any taxes required by law and the Stock Option Agreement to be withheld as a result of this exercise.

[ ] Tax withholding is not required.

My current address and my Social Security Number are as follows:

Date:___________________	Address: ________________________________________ ________________________________________________ Social Security Number:______________________________ _________________________________ {NAME}